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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                                                         Jurisdiction of
     Company                                      Incorporation or Organization
     -------                                      -----------------------------

Canadian Hardinge Machine Tools, Ltd.               Canada

Hardinge China Limited                              People's
Republic                                            of China

Hardinge Machine Tools, Ltd.                        United Kingdom

Hardinge, GmbH                                      Federal Republic
                                                    of Germany

Hardinge Shanghai Company, Ltd.                     People's
Republic                                            of China

HTT Hauser Tripet Tschudin                          Switzerland

L. Kellenberger & Co., AG                           Switzerland

Hardinge EMAG GmbH (50%)                            Federal Republic
                                                    of Germany

Hardinge Taiwan Precision Machinery Limited (51%)   Republic of China
                                                    (Taiwan)